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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 9, 2004




                             SPECTRALINK CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                0-28180                             84-1141188
       (Commission file number)                    (IRS Employer
                                               Identification Number)

5755 Central Avenue, Boulder, Colorado              80301-2848
(Address of principal executive office)             (Zip code)

                                  303-440-5330
                           (Issuer's telephone number)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed from last report)



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ITEM 5.  OTHER EVENTS.

SpectraLink announced today that Bruce Holland has stepped down as chairman of the board of directors, and is ending his employment relationship with the company effective March 9, 2004, to pursue personal interests. The SpectraLink board of directors has elected Werner Schmuecking to fill the vacancy created by Mr. Holland's departure.

Mr. Schmuecking resides in Germany and has recently retired from a 40-year career at Siemens bringing to SpectraLink expertise in the international telecommunications business in sales, marketing, product management, services and strategic planning. At Siemens, Mr. Schmuecking held several senior executive roles including vice president of the private networks group and was a member of the Group Board of Siemens AG Information and Communication Networks
(ICN) between 1989 and 2000. Mr. Schmuecking currently serves on several public and private boards of directors in Europe and the United States.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                SPECTRALINK CORPORATION

Date:  March 10, 2004                           By:  /s/  Nancy K. Hamilton
                                                   -----------------------------
                                                   Nancy K. Hamilton,
                                                   Principal Financial and
                                                   Accounting Officer and on
                                                   behalf of the Registrant